Exhibit 5.2

200 Clarendon Street
Boston, Massachusetts 02116
Tel: +1.617.948.6000 Fax: +1.617.948.6001
www.lw.com
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Novanta Inc.

125 Middlesex Turnpike

Bedford, Massachusetts 01730

Re: Registration Statement on Form S-3 (Registration No. 333-285204); 12,650,000 6.50% Tangible Equity Units

To the addressees set forth above:

We have acted as special counsel to Novanta Inc., a New Brunswick corporation (the “Company”), in connection with the sale to you and the several underwriters for whom you are acting as representatives (the “Underwriters”) by the Company of 12,650,000 6.50% Tangible Equity Units of the Company (the “Units”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 5, 2025 (Registration No. 333-285204) (as so filed and as amended, the “Registration Statement”), a base prospectus dated November 5, 2025 included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), a preliminary prospectus supplement dated November 5, 2025 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Preliminary Prospectus”), each document that the Company has identified as an “issuer free writing prospectus” (as defined in Rule 433 and Rule 405 under the Act) and that is described on Exhibit A hereto (each, a “Specified IFWP”), a final prospectus supplement dated November 6, 2025 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”), and an underwriting agreement dated November 6, 2025 between you, as representatives of the several Underwriters named in the underwriting agreement, and the Company (the “Underwriting Agreement”). Each Unit consists of (i) a prepaid stock purchase contract (each, a “Purchase Contract”), issued pursuant to a purchase contract agreement (the “Purchase Contract Agreement”), between the Company and U.S. Bank Trust Company, National Association, as purchase contract agent, attorney-in-fact for the holders of the Purchase Contracts from time to time and trustee under the Indenture (as defined below) (the “Trustee”), obligating the Company to issue and deliver, on November 1, 2028, subject to postponement in limited circumstances and subject to any early settlement of such Purchase Contract, in each case, pursuant to the provisions thereof and of the Purchase Contract Agreement, a number of common shares, no par value, of the Company, determined pursuant to the terms of the Purchase Contract and the Purchase Contract Agreement, and (ii) a senior amortizing note with an initial principal amount of $8.74 and a final installment payment date of November 1, 2028 (each, a “Note”), issued pursuant to the indenture, dated as of the date hereof (the “Base Indenture”), between the Company and the Trustee, as supplemented by a supplemental

November 12, 2025

indenture, dated as of the date hereof, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The terms “Notes” and “Common Stock” shall include any additional amounts of such securities registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Purchase Contracts and Notes.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state or province. Various issues pertaining to New Brunswick law, including the validity of the Common Shares and the Preferred Shares, are addressed in the opinion of Stewart McKelvey, special New Brunswick counsel to the Company. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Purchase Contracts and Notes have been duly executed, issued, and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in the circumstances contemplated by the Underwriting Agreement, the Purchase Contracts and Notes will be legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and the judicial application of foreign laws or governmental actions affecting creditors’ rights; (ii) (a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing, and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) the waiver of rights or defenses contained in Section 3.04 of the Indenture; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision permitting, upon acceleration of the Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (f) any provision to the extent it requires that a claim with respect to the Notes (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; (g) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (h) other applicable exceptions; and (i) the severability, if invalid, of provisions to the foregoing effect.

November 12, 2025

With your consent, we have assumed (a) that the Indenture, Purchase Contracts and the Notes (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than the Company, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K, dated November 12, 2025, and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,
/s/ Latham & Watkins LLP